UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2022
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

	Delaware		001-34249	95-0725980
	(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

	1912 Farmer Brothers Drive,	Northlake,	Texas	76262
(Address of Principal Executive Offices) (Zip Code)

		682	549-6600
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
	Common Stock, $1.00 par value		FARM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 31, 2022, Farmer Bros. Co., a Delaware corporation (the “Company”) and certain of its subsidiaries entered into that certain Amendment No. 3 to Credit Agreement (the “Amendment”), with the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent for each member of the lender group and as a lender. The Amendment amends that certain Credit Agreement, originally entered into by the parties on April 26, 2021, which governs the Company’s revolving credit facility (the “Credit Agreement”).
The Amendment amends certain terms and conditions of the Credit Agreement by, among other things: (i) adding a new $47.0 million term loan (the “Term Loan”); (ii) extending the maturity date of the Company’s obligations under the Credit Agreement from April 25, 2025 to April 26, 2027; provided, that if the maturity date of the Revolver Commitments is extended on or prior to April 1, 2027 to a date that is after April 26, 2027, then the maturity of the Term Loan shall be August 31, 2037; (iii) releasing liens securing the obligations under the Credit Agreement on various real properties owned by the Company; (iv) commencing on or around June 30, 2023, obligating the Company to maintain a Fixed Charge Coverage Ratio, calculated for each 12-month period ending on the last day of each fiscal month, of at least 1:00 to 1:00; and (v) lowering the Letter of Credit Fee payable with respect to letters of credit issued under the Credit Agreement from 2.25% to 1.75% of the average amount of the Letter of Credit Usage during the immediately preceding month.
The proceeds of the Term Loan were used to repay the outstanding term loans and other obligations under that certain Credit Agreement, dated as of April 26, 2021, as amended by Consent and Amendment No.1 to Credit Agreement, dated as of December 20, 2021 and as further amended by Amendment No.2 to Credit Agreement, dated as of March 18, 2022 (as so amended, the “Term Credit Agreement”), by and among the Company and certain of its subsidiaries, as borrowers, the lenders party thereto, and MGG Investment Group LP, as administrative agent for such lenders.
With the repayment of the Company’s outstanding loans and other obligations under the Term Credit Agreement, the Company is no longer subject to the minimum EBITDA covenants contained therein.
Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to such terms in the Amendment.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
On August 31, 2022, the Company issued a press release (the “Press Release”) regarding the Amendment. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Amendment No. 3 to Credit Agreement, dated August 31, 2022, by and among the Company, Boyd Assets Co., FBC Finance Company, Coffee Bean Holding Co., Inc., Coffee Bean International, Inc. and China Mist Brands, Inc., as borrowers, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent.

99.1	Press Release dated August 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_______________
* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    August 31, 2022

FARMER BROS. CO.

By:	/s/ Scott R. Drake
Scott R. Drake
Chief Financial Officer